UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for use of the Commission only (a permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

UNIVERSAL RESOURCES
(Name of Registrant As Specified in Charter)
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☐	Fee computed on table below per Exchange Act Rules (14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

UNIVERSAL RESOURCES
3126 SOUTH BOULEVARD, SUITE 264
EDMOND, OKLAHOMA 73013
(405) 285-5916

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER
___________________
WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Universal Resources

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act  of 1934, as amended (the “Exchange Act”), to the  holders (the “Stockholders”) of common stock, $0.001 par value per share (the “Common Stock”), of Universal Resources, a Nevada corporation (the “Company”), to notify the Stockholders that on January 26, a majority of the Company’s Board of Directors, under Wyoming law by written consent, authorized the following:

1.
The filing of Articles of Incorporation on January 27, 2014 under the name “Universal Resources” in the state of Nevada authorizing two classes of stock; one, 500,000,000 shares of Common Stock, $.001 par value and the other, 500,000,000 shares of Preferred Stock, $.001 par value.

2.	The filing on January 27, 2014 of Articles of Conversion in Nevada, changing the domicile of the Company to Nevada and its name to “Universal Resources”.

3.
The execution of a Securities Exchange Agreement and Plan of Merger between Universal Resources and the Shareholders of Meekom Gold Exchange and Refinery Corp. Limited, a Solomon Islands corporation (the “Agreement”).

In addition, on February 18, 2014, the Company’s Board of Directors by Written Consent authorized a 10 to 1 reverse stock split, effective March 14, 2014 to shareholders of record as of February 19, 2014.

On January 27, 2014, shareholders of the Company owning 123,497,158 shares of its Common Stock, or 55%, by written consent, ratified, approved and confirmed the acts of the officers of the Company in executing the Agreement and consummating the transactions embodied therein.

For further information regarding these matters, I urge you to carefully read the accompanying Information Statement.  If you have any questions about these proposals or would like additional copies of the Information Statement, you should contact David Frank, the Company Secretary at 3126 South Boulevard, Suite 264, Edmond, Oklahoma, 73013.

By order of the Board of Directors

____________________________
MICHAEL HOLBROOK
President and Chief Executive Officer

UNIVERSAL RESOURCES
3126 SOUTH BOULEVARD, SUITE 264
EDMOND, OKLAHOMA 73013
(405) 285-5916

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

This Information Statement (the “Information Statement”) is being mailed on or about March ___, 2014 to the holders of record at the close of business on February 19, 2014, of the Common Stock of Universal Resources, a Nevada corporation (the “Company”), in connection with the actions authorized and approved by the Company’s Board of Directors:

1.
The filing of Articles of Incorporation on January 14, 2014 under the name “Universal Resources” in the state of Nevada authorizing two classes of stock; one, 500,000,000 shares of Common Stock, $.001 par value and the other, 500,000,000 shares of Preferred Stock, $.001 par value.

2.	The filing on January 27, 2014 of Articles of Conversion in Nevada, changing the domicile of the Company to Nevada and its name to “Universal Resources”.

3.
The execution of a Securities Exchange Agreement and Plan of Merger between Universal Resources and the Shareholders of Meekom Gold Exchange and Refinery Corp. Limited, a Solomon Islands corporation (the “Agreement”).

4.	In addition, on February 18, 2014, the Board of Directors by Written Consent authorized a 10 to 1 reverse stock split effective March 14, 2014 to shareholders of record as of February 19, 2014.

There will not be a meeting of shareholders and none is required under Nevada General Corporation Law for these actions.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As a result of the issuance of convertible preferred stock to the Meekom shareholders which has a 9 for 1 conversion ratio, assuming the conversion, the following table sets forth, as of March 1, 2014, the number and percentage of shares of Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company, and by all executive officers and directors of the Company as a group:

Name and Address	No. of Shares (1)	Percentage (2)

Michael Holbrook (3)	11,587,968	5%

Stewart Sytner (4)	38,337,683	17%

Tyler Holbrook (5)	8,246,070	4%

David Frank (6)	2,356,020	1%

David Wolf (7)	26,178	--

Critical Solutions LLC (8)	88,549,191	39%

All officers and directors as a group (5 persons)	60,558,979	27%

(1)  This table is based upon information supplied by officers, directors and principal stock-holders.  Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Beneficial ownership also includes shares of stock, subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table.  As of the date of this table, there  are no outstanding options or warrants.

(2)  Applicable percentages are based on 224,483,800 shares of our Common Stock outstanding on February 19, 2014.

(3)  All of the shares are owned by Brookwood Consulting LLC which is owned Michael Holbrook,  an officer and director of the Company.

(4)  a director of the Company.

(5)  All of the shares are owned by Teley Group LLC which is owned by Tyler Holbrook, a director of the Company, who is a son of Michael Holbrook.

(6)  All of the shares are owned by Trinity Capital Resources LLC which is owned by David Frank an officer and director of the Company.

(7)  A director of the Company.

(8)  All of the shares are owned Blake Holbrook, a son of Michael Holbrook.

APPROVAL OF FILING THE COMPANY’S ARTICLES OF INCORPORATION AND
ARTICLES OF CONVERSION

The name change and change of domicile became effective in the State of Nevada on January 27, 2014.

Notwithstanding the foregoing, we have notified FINRA of the intended reverse stock split, name change and change of domicile by filing the Issuer Company Related Action Notification Form on March __, 2014.

The effectiveness of such actions is dependent upon obtaining FINRA approval.

Reverse Split

As a result of the Reverse Stock Split, which does not require a vote in the state of Nevada,  defined by the SEC as the proportionate reduction in the number of shares and the increase in share price, each share of Common Stock outstanding at the effective time of the Reverse Split, will, without any action on the part of the holder thereof, become one tenth of a share of Common Stock.  The amendment will not affect the par value per share of the Company’s Common Stock which will remain $.001.  For purposes of this description, the Common Stock, as presently constituted, is referred to as the “Old Common Stock” and the Common Stock resulting from the Reverse Split is referred to as the “New Common Stock”.  The bid price of the Company’s Common Stock on March ___, 2014 was __________.

The effectiveness of the reverse stock split for trading purposes is dependent upon receiving FINRA approval.

Purpose and Effects of the Reverse Split

The principal effects of the Reverse Split will be as follows:

Based upon the 224,483,800 shares of Old Common Stock outstanding on the Record Date, the Reverse Split of one tenth results in 22,448,380 shares outstanding thereafter.

However, after the issuance of 22,448,338 shares of Preferred Stock and their conversion into New Common Stock at a 9 for 1 ratio, the holders of Old Common Stock subsequent to the issuance and conversion of the Preferred Stock, will own 22,448,380 shares, or 10% of the outstanding shares of Common Stock, and the holders of New Common Stock will own 202,035,420 shares, or 90% of the outstanding shares of the Common Stock.

The Company has obtained a new CUSIP number for the Common Stock in connection with obtaining the approval by FINRA of the Reverse Split.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Old Common Stock.

Exchange of Certificate and Elimination of Fractional Share Interests

On the effective date of the reverse stock split which is March 14,2014 for shareholders of record as of February 19, 2014, each share of Old Common Stock will remain as if it were one share of New Common Stock.  No additional action on the part of the Company or any shareholder will be required in order to affect the Reverse Split.  Shareholders will be requested to exchange their certificates representing shares of Old Common Stock held prior to the Reverse Split for new certificates representing shares of New Common Stock.  Shareholders will be furnished the necessary materials and instructions to affect such exchange promptly following the Effective Date.  Certificates representing shares of Old Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange.  Shareholders should not submit any certificates until requested to do so.  In the event any certificate representing  shares of Old Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Date of the Reverse Split with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time  all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of New Common Stock will be issued to any shareholder.  Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of  New Common Stock, will, upon surrender of  their certificates representing shares of Old Common Stock, receive a new certificate representing the New Common Stock rounded up to the  nearest whole share.

Federal Income Tax Consequences of the Reverse Split

The combination of shares of the Old Common Stock into one share of New Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Stock will be transferred to the New Common Stock received in exchange therefor.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders.  Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

THE SECURITIES EXCHANGE AGREEMENT AND PLAN OF MERGER

The transaction is intended to be a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Universal Resources is acquiring all of the outstanding shares of Meekom Gold Exchange and Refinery Corp. Limited, a Solomon Islands corporation, which is primarily engaged in the buying  and refining of gold and other minerals.

The name change, change of domicile and filing of Articles of Incorporation in Nevada authorizing both Common Stock and Preferred Stock and the issuance of Convertible Preferred Stock convertible at a ratio of 9 for 1 were required in order to consummate the exchange between the Company and the Meekom shareholders.  The transaction closed February 19, 2014, and subsequent to that date, the Company will file Articles of Incorporation for GIMU Acquisition, Inc., a wholly-owned Nevada subsidiary of the Company will file Articles of  Conversion, changing the name of the subsidiary from “Meekom Gold Exchange and Refinery Corp. Limited” to “GIMU Acquisition, Inc.”, and its domicile from the Solomon Islands to Nevada.

As previously noted in the Information Statement, as a result of the reverse stock split and the issuance of convertible preferred stock with a conversion rate of 9 to 1, there will be a change in control of voting rights.  The holders of Common Stock prior to such actions, will only own 10% of the voting shares and the new shareholders will own 90% of the voting shares.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes”, “anticipates”, “expects” and words of similar import  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied  by such forward-looking statements.  Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward looking contained in this Information Statement.  An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement.  Additional risks will be disclosed form time-to-time in our future SEC filings.

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ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Securities Exchange Commission (the “SEC”), copies of these reports are not included in this Information Statement but may be obtained from the SEC’s website at www.sec.gov.  We will mail copies of our prior SEC reports to any shareholder upon written request.

BY ORDER OF THE BOARD OF DIRECTORS:

______________________________
MICHAEL HOLBROOK, President
Edmond, Oklahoma
March ___, 2014